SECURITY AGREEMENT

                  This Security Agreement, dated as of June 15, 1999 (as the same may be supplemented, renewed, extended, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is by and between Ted Arison, an individual currently residing in the State of Israel and currently having an address at Europe House, 37 Shaul Hemelech Boulevard, Tel Aviv 64928, Israel (the "Borrower"), and The Chase Manhattan Bank , a New York state chartered banking corporation currently having an address at its Private Banking Division, 1211 Avenue of the Americas, New York, New York 10036, U.S.A. (the "Bank").

                  In order to induce the Bank to establish credit and make and continue loans or other accommodations, the Borrower has agreed to secure the obligations of the Borrower with certain securities, investments and other collateral, all upon the terms and provisions and subject to the conditions hereinafter set forth. Accordingly, in consideration of the foregoing and the mutual covenants and agreements herein-after set forth, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Borrower), the parties hereto hereby agree as follows:

                  Section 1. Certain Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings respectively assigned to them in the Note or other relevant Loan Instrument (as such terms are hereinafter defined). Each use of a neuter, masculine, feminine or plural pronoun shall be deemed to refer to the form of pronoun appropriate to the circumstance. Definitions shall be applicable equally to the singular and plural forms of the terms defined.

                  "Applicable Law" shall mean any applicable law, including (without limi-tation) any: (a) federal, state, territorial, county, municipal or other govern-mental or quasi-governmental law, statute, ordinance, rule, regulation, requirement or use or disposal classification or restriction, whether domestic or foreign; (b) judicial, admin-istrative or other governmental or quasi-governmental order, injunction, writ, judg-ment, decree, ruling, interpretation, finding or other directive, whether domestic or foreign; (c) common law or other legal or quasi-legal precedent; or (d) arbitrator's, mediator's or referee's decision, finding, award or recommendation.

                  "Authority" shall mean any governmental or quasi-governmental authority, including (without limitation) any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

                  "Business Day" shall mean any day during which the Bank is open for business in New York, New York, other than any Saturday, Sunday or other applicable legal holiday, provided, however, that for the purposes of particular Fixed Rate elections or transactions (excluding payments) involving a foreign jurisdiction, "Business Day" shall be further limited to one during which dealings are carried on in the relevant interbank market.

                  "Carnival" shall mean Carnival Corporation, a corporation organized under the laws of Panama.

                  "Carnival Certificates" shall respectively mean any one or more of the stock certificates representing Carnival Shares delivered to the Bank or its affiliates pursuant hereto.

                  "Carnival Shares" shall mean shares of common stock issued by Carnival.

                  "Collateral" shall have the meaning assigned to it in Section 2 hereof.

                  "Collateral Account" shall mean Account No. 806216 of the Bank maintained in Geneva, Switzerland, with its affiliate, The Chase Manhattan Private Bank (Switzerland), or any successor collateral account(s) with the Bank or any of its affiliates, wherever such account may be located or deemed located from time to time, established for the Interest Reserve.

                  "Custody Agreement" shall mean the Investment Management Agreement dated as of June 15, 1999, between the Borrower and the Bank, with respect to the Interest Reserve and other Collateral in the possession of the Bank and held in the Bank's Collateral Account, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

                  "Custody Document" shall mean the Custody Agreement, the Investment Management Agreement, the Swiss Agreement or any other instrument, indenture, agreement, policy or other document or any statutory equivalent respecting the investment or custody any of the Pledged Securities with or by any holder thereof, in each case whether now or hereafter existing, and irrespective of whether reduced to writing, and as each has been and hereafter may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

                  "Default" shall mean any event that, with the giving of notice or the passage of time (or both) would consti-tute an Event of Default.

                  "Event of Default" shall mean any "Event of Default" under (and as defined in) the Note.

                  "Investment" shall mean, with respect to any referenced person or account, any stock, warrant, option, put, call, bond, deben-ture, commercial paper, governmental obligation, note, certificate of deposit, partnership interest (general or limited), limited liability company membership, trust interest, contract, commodity, or future, any foreign currency or other money, any bank, brokerage, trading or other account, any other security, investment property, financial asset, investment or interest, or any other obligation or right to acquire or benefit from any such item.

                  "Investment Management Agreement" shall mean the Investment Management Agreement dated as of June 15, 1999, between the Borrower and the Bank, with respect to the Interest Reserve and other Collateral in the possession of the Bank and held in the Bank's Collateral Account, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

                  "Lien" and "Liens" shall respectively refer to any one or more of the following to which the referenced or relevant person is a party or by which the referenced or relevant person, any of its assets or properties or any other referenced assets or properties may be bound or subject: (a) any assignment, pledge, mortgage, hypothecation or security interest (irrespective of whether the referenced person is personally obligated with respect to any obligation thereby secured); (b) any filed financing statement (other than as secured party); (c) any consignment, finance lease, conditional sale contract or other title retention agreement; (d) any assignment, pledge or other trans-fer, restriction or encumbrance of any right to receive any income or other distribu-tions or proceeds; (e) any sale/leaseback transaction in which the referenced person is the seller/lessee; (f) any lien, charge, claim or other encumbrance arising under any Applicable Law, whether if favor of an Authority or otherwise, including (without limitation) liens for taxes, assessments and other governmental charges and liens of mechanics, carriers, warehouses, suppliers and laborers; (g) any restrictive covenant, lease, license, right of use, posses-sion or first refusal, infringement, community property or other joint ownership inter-est, limitation or restriction on use or transfer, exception to title, or other limitation or restriction on the extent, exercise or enforcement of any right or interest respect-ing any asset or property; (h) with respect to any real estate, any easement, right-of-way, servitude, encroachment, restrictive covenant, reservation, or other exception to title; (i) any covenant or agreement with any other person to a "Negative Pledge" (i.e., that the referenced or relevant person will not (A) do any one or more of the things specified in the preceding clauses or (B) sell, lease, sublease, transfer, exchange, abandon or otherwise dispose of, surrender management, physical possession or control of, physi-cally alter or relocate all or any portion of its assets or properties); or (j) any other lien, encumbrance or adverse right or claim of any nature in, to or against any asset or property.

                  "Loan" and "Loans" shall respectively mean any one or more of the Term Loans and other advances (including future advances) owed to the Bank by the Borrower under the Note or any other Loan Instrument (whether individually, jointly, severally or otherwise).

                  "Loan Instrument" and "Loan Instruments" shall respectively mean any one or more of this Agreement, each Custody Document, the Note, each Support Document, each Swap Document, any other notes, overdraft facility agreements, letter of credit applications, mortgages, assignments, guaranties, or other agreements, instruments and documents creating, evidencing, perfecting, governing or supporting any of the Obligations or any Surety's Obligations or any interest of the Bank in any collateral securing or intended to secure anyone's obligations under any of the foregoing, and all waivers, consents, agreements, reports, state-ments, certificates, schedules and other documents executed by the requisite person(s) pursuant to or in connection with any of the foregoing and accepted or delivered by the Bank, in each case as and when executed from time to time (whether before, as of or after the date hereof) and as each has been and hereafter may be supplemented, renewed, extended, modified, amended, restated or replaced from time to time.

                  "Note" shall mean the U.S.$60,000,000.00 Promissory Note dated (as of) June 15, 1999, issued by the Borrower to the Bank, together with all schedules and exhibits thereto, as the same may be supplemented, renewed, extended, modified, amended, restated or replaced from time to time.

                  "Obligations" shall mean any and all (a) Loans (including future advances), together with accrued and unpaid interest thereon (including, without limitation, any and all interest, fees and other amounts accrued, accruing or otherwise applicable during the pendency of any bankruptcy, insolvency, receiver-ship or other similar case or other proceeding, irrespective of whether such interest, fees and other amounts are allowed or allowable as claims in such case or proceeding), (b) other amounts to be paid and all other obligations to be performed or otherwise satisfied by the Borrower under this Note, the Advice Letter or any other Loan Instrument (whether individually, jointly, severally or otherwise), and (c) other amounts to be paid (including, without limitation, any and all interest, fees and other amounts accrued, accruing or otherwise applicable during the pendency of any bankruptcy, insolvency, receiver-ship or other similar case or other proceeding, irrespective of whether such interest, fees and other amounts are allowed or allowable as claims in such case or proceeding) and obligations to be performed or otherwise satisfied by the Borrower under any Swap Document.

                  "Organizational Document" shall mean any instrument, indenture, agreement, charter, by-laws, certificate or other document or any statutory equivalent respecting any of the Pledged Securities or the organization, governance or operation of any issuer of any of the Pledged Securities, in each case whether now or hereafter existing, and irrespective of whether reduced to writing, and as each has been and hereafter may be supplemented, renewed, extended, modified, amended or restated from time to time.

                  "Pledged Securities" shall have the meaning assigned to it in
Section 2 hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any corresponding provisions of any Applicable Law in any state or foreign jurisdiction, and as the same may be supplemented, modified, amended, restated or replaced from time to time, and the rules and regulations promulgated thereunder, or any corresponding or succeeding provisions of Applicable Law.

                  "Supplemental Description" shall mean (a) any schedule to any supplement or amendment to this Agreement or any Note or any schedule thereto, or (b) any Uniform Commercial Code Financing State-ment filed in connection with any of the Obligations.

                  "Support Document" and "Support Documents" shall respectively mean any one or more of this Agreement and any other security agreement, guaranty, hypothecation or other instrument, agreement or document issued by the Borrower or any Surety in support of any of the Obligations or Surety's Obligations (as hereinafter defined), in each case as and when executed from time to time (whether before, as of or after the date hereof) and as the same may be supplemented, renewed, extended, modified, amended, restated or replaced from time to time in the manner provided therein.

                  "Surety" and "Sureties" shall respectively mean any one or more of any co-obligor, indemnitor, guarantor, pledgor or surety of, or any other person providing any credit support for, any of the Obligations or any Surety's Obligations; in each case whether or not disclosed to the Borrower or any other Surety.

                  "Surety's Obligations" shall mean any and all guaranties, pledges, mortgages or other credit support from, and any and all other obligations of, any Surety under any Support Document or other Loan Instrument; in each case whether or not disclosed to the Borrower or any other Surety.

                  Section 2. Grant of Security Interest. As security for the timely and full payment and satisfaction of any and all of the Obligations, the Borrower hereby abso-lutely, unconditionally and irrevocably pledges, assigns, conveys, mortgages, transfers and delivers to the Bank, and grants to the Bank a continuing security interest in and to, the following: (a) (i) the Carnival Shares held by the Bank or its affiliate, custodian or designee, including (without limitation) any Carnival Shares held in "street name" by or through any of them for the benefit or as collateral of the Borrower, (ii) the Interest Reserve initially deposited from a portion of the Term Loan (and any amount subsequently deposited from the closing costs escrow), and all subsequent Investments maintained, in the Collateral Account, (iii) any and all other Investments received by the Borrower on account of or related to any of the foregoing items, and (iv) any and all dividends, interest and distributions with respect thereto (whether cash, stock or otherwise) and splits and reclassifications thereof (the items in clauses (i) through (iv) of this subsection (a) will be referred to collectively as the "Pledged Securi-ties"), provided, however, that dividends with respect to the Carnival Shares payable in common stock or options, warrants or rights to receive common stock shall not be included in the Pledged Securities or Collateral unless made in split of the Carnival Shares or in liquidation or spinoff (in whole or material part) of Carnival or any material subsidiary or division thereof; (b) any and all of the security entitlements and other rights, powers, privi-leges, remedies and interests of the Borrower in, to and under any and all applicable Organizational Documents and Custody Documents; (c) any and all advances, indebtedness and other amounts (including interest) directly or indirectly owed to the Borrower on account of or related to the Pledged Securities; and (d) any and all accounts, instruments, chattel paper, investment property, contract rights, warranties, casualty and other insurance policies and rights, litigation claims and rights, tradenames, other general intangibles and books and records of the Borrower arising from or with respect to all or any part of any of the items described in the foregoing subsections; in each case whether any of the foregoing items is now existing or hereafter acquired or created, whether owned beneficially or of record and whether owned indi-vidually, jointly or otherwise, together with the products and proceeds thereof, all payments and other distributions with respect thereto and any and all renewals, substitutions, modifications and extensions of any and all of the items in the foregoing subsections (the items described in the foregoing subsections and provisions will be referred to collectively as the "Collateral").

                  Section 3. Collateral Delivery and Documentation. (a) The Borrower has delivered to the Bank's account with The Chase Manhattan Private Bank (Switzerland), its affiliate, in Geneva, Switzerland, a Carnival Certificate representing 13,000,000 Carnival Shares (the "Existing Carnival Certificate"), and has delivered to the Bank stock powers endorsed in blank and an opinion of counsel that may be relied upon by Carnival's transfer agent. The Borrower hereby authorizes and directs the Bank or its Representatives to send the Existing Carnival Certificate to Carnival's transfer agent for reissuance of the Carnival Shares in accordance with the letter agreement between the borrower and the Bank dated as of June 15, 1999, respecting "Reissuance of Carnival Corporation Stock Certificates", which provides (among other things) for redelivery to the Bank of certificates representing 3,050,000 Carnival Shares to the Bank to be held as Collateral hereunder. The Borrower shall concurrently execute and deliver stock powers for each of the certificates so redelivered.

                  (b) The Borrower also shall from time to time deliver any and all other stock certificates and instruments evidencing or respecting any Collateral interest granted by the Borrower, which shall be delivered with this Agreement if currently existing or shall be delivered promptly as hereafter received, acquired or created. Stock certificates shall be delivered with corresponding stock powers, duly endorsed in blank, and other instruments shall be duly endorsed to the order of the Bank in such manner as the Bank may specify. Each certificate (other than the Existing Carnival Certificate) shall be delivered free and clear of any and all restrictive legends. From time to time upon request of the Bank, the Borrower shall, or shall cause the holder or issuer of any Collateral to, deliver to the Bank such Organizational Documents and Custody Docu-ments as the Bank may request. The Bank in its sole and absolute discretion may at any time transfer or register any of the Collateral (other than the Carnival Certificates unless permitted under another provision hereof) into the name of the Bank or its nominee(s) without any notice to the Borrower. In addition to the foregoing, the Borrower from time to time shall deliver such assignments, financing statements and other documents as the Bank may request to further evidence, confirm, effect or perfect any security interest granted or intended to have been granted under this Agreement, the Note or any other Loan Instru-ment, each in such form and substance as may be acceptable to the Bank. The Borrower hereby irrevocably authorizes the Bank in its sole and absolute discretion: (i) to file without the signature of the Borrower any and all financing statements, modifications and continuations in respect of the Collateral and the transactions contemplated by this Agreement, the Note or any other Loan Instrument; (ii) to sign any such statement, modification or continuation on behalf of the Borrower if the Bank deems such signature neces-sary or desirable under Applicable Law; and (iii) to file a carbon, photographic or other reproduction of any financing statement or modification if the Bank deems such filing necessary or desirable under Applicable Law. The Bank shall send a copy of any such filing to the Borrower; provided, however, that the failure to send that copy shall not affect the validity or enforceability of any such filing. The Bank shall not be liable for any mistake in or failure to file any financing statement, modification or continuation.

                  Section 4. Certain Representations Respecting the Collateral. The Borrower represents and warrants to the Bank as follows in each subsection of this Section that, as of the date hereof and as of the date of each Loan or other advance or any readvance, renewal or extension thereof or change in the composition of the Collateral: (a) the Borrower is the legal, record and benefi-cial owner of, and have good title to, the Collateral being, or purported to be, pledged by him; (b) the Bank has legal, valid, binding, enforceable and perfected secu-rity interests in and to the Collateral pursuant to this Agreement and the other Loan Instruments; (c) except as otherwise disclosed in writing to and approved (in its sole and absolute discretion) by the Bank (i) no part of the Collateral is subject to any Lien of any kind whatsoever (including, without limitation, any defense, counter-claim, setoff, right of recoupment, abatement, or community property right), except those in favor of the Bank, and
(ii) no part of the Collateral was purchased or is being carried directly or indirectly, in whole or in part, with the proceeds of any indebted-ness or other credit other than the Loans (except for indebtedness wholly refinanced with the Loans or wholly repaid prior to the pledge of the relevant Collateral); (d) each of the Pledged Securities is owned beneficially and of record solely by the Borrower, is assignable, and has been duly assigned and transferred as collateral to the Bank; (e) each of the Pledged Securities was duly authorized and validly issued, is fully paid and non-assessable, and was acquired in a transaction in compliance with and either registered or exempt from registration under the Securities Act and other Applicable Laws; and (f) except for the normal restrictions on public offerings and the like under the Securities Act, none of those Pledged Securities (i) is subject to any warrant, option, put, call or other right to acquire, redeem, sell, transfer or encumber it, (ii) is governed by or otherwise subject to any shareholders agreement, voting trust or similar agreement or arrangement, or (iii) is limited or otherwise restricted in any way respecting assignability or transferability or any voting, dividend, distribution or other ownership right (whether or not reflected in any of the Organizational Documents).

                  Section 5. The Borrower's Independent Investment Decision, Etc. The Borrower represents and warrants to the Bank as follows in each subsection of this Section, as of the date hereof and as of the date of each Loan or other advance or any readvance, renewal or extension thereof, and the Borrower hereby covenants and agrees with the Bank as follows in each subsection of this Section, that: (a) the Borrower (i) is a sophisticated and knowledgeable investor, both generally and with respect to each item of Collat-eral, (ii) has received directly from each holder or issuer of Collateral (which for the purpose of this Section shall be deemed not to include the Bank), reviewed, and evalu-ated all financial and other information necessary or prudent to make the Borrower's investment decision, and will continue to do so, (iii) has made, and will continue to make, independent investment selections and decisions respecting the Collateral with-out reliance upon or regard to any evaluation or investigation by the Bank of any Col-lateral or any holder or issuer of any Collateral, and (iv) does not directly or indirectly control, and is not an officer, director, employee, general partner or trustee of, any holder or issuer of any Collateral; (b) except for specific recommendations made in writing by the Bank or its affiliate pursuant to the Investment Management Agreement, neither the Bank nor any of its representatives has, and none of them shall be deemed or construed to have, (i) made any representa-tion, warranty or guaranty,
(ii) offered or furnished any recommendation, advice, analysis or information, or (iii) undertaken or assumed any liability, responsibility or other obligation whatsoever respecting any Collateral or any holder or issuer of any Collateral, whether oral or otherwise, and whether express or implied, including (without limitation) anything with respect to any existing or future (A) existence, enforceability, genuineness, value or condition of any Collateral or (B) assets, business, cash flow, financial condition, investments, liabilities, operations, properties, prospects, reputation, or strategies of any holder or issuer of Collateral or any other person; (c) neither the Bank nor any of its representa-tives shall have, or shall be deemed or construed to have, any liability, obligation or responsibility whatsoever for any act or omission of any issuer or holder of Collateral or any other person or any failure by anyone to perform any of its obligations under or with respect to any of the Collat-eral, all of which are hereby expressly waived by the Borrower; and (d) neither the Bank nor any of its representatives has, or shall be deemed or construed to have, any agreement, duty or obligation to notify or inform the Borrower of any matter relating to any of the Collateral or any holder or issuer of any of the Collateral or to furnish to the Borrower any information pertaining thereto. The Borrower hereby confirms and assumes all responsibility for keeping himself fully informed of any and all matters respecting (x) each item of Collateral and (y) Carnival and each other holder or issuer of any Collateral or other relevant person (including, without limitation, its assets, business, cash flow, financial condition, investments, liabilities, operations, properties, prospects, reputation, and strategies).

                  Section 6. Performance and Protection of Collateral by the Bank. In the event the Borrower fails to pay or otherwise perform or satisfy any of the Borrower's obligations to others or under or in respect of any of the Collateral, the Bank shall have the right in its sole and absolute discretion (but shall be under no duty or obliga-tion) to make any such payment or cause the performance or satisfaction of any such obligation, including (without limitation) the payment of any tax, claim or insur-ance premium, the maintenance or defense of any part of the Collateral or the purchase or discharge of any Lien on any part of the Collateral. Unless the Bank determines that emergency action is necessary to protect the Collateral, the Bank will endeavor to give the Borrower at least five (5) Business Days prior notice (which may be by telephone or telecopy) of any such payment or action; provided, however, that the failure to give such notice shall not affect the validity of the payment or action or the Borrower's reimbursement obliga-tions with respect thereto. The Borrower shall pay or reimburse on demand any and all amounts advanced or expenses incurred by the Bank or its designee under this Section, which shall constitute additional Loans under (and secured by) this Agreement and shall bear interest at the rate applicable to the Loans. No payment made or action taken by the Bank or its designee shall be deemed or construed to be a waiver, cure or satisfaction of the underlying default, which default shall be deemed to be continuing until such time (if ever) as the Borrower has (i) resumed the payment, performance and satisfaction required by this Agreement and the other Loan Instruments and (ii) repaid all Loans advanced for such payments and actions, together with interest thereon, and paid all others to whom the Bank has requested direct payment respecting such payments and actions.

                  Section 7. Power of Attorney to the Bank. With respect to the various assets and properties included or required to be included in the Collateral hereunder, the Borrower hereby irrevocably makes, constitutes and appoints the Bank and the Bank's executive officers (Vice President or above), and each of them, with full power of substitution, as the Borrower's true and lawful attorney-in-fact, each with full power and authority from time to time in the Borrower's name, place and stead to (without any notice to or consent from the Borrower): (a) take possession of and execute or endorse (to the Bank or otherwise) any one or more con-tracts, pledges, assignments and other documents, and any one or more notes, checks or other instruments received in payment for or on account of those assets and prop-erties; (b) demand, collect and receive any monies due on account of those assets and properties and give receipts and acquittances in connection therewith; (c) negotiate and compromise any claim, and commence, prosecute, defend, settle or withdraw any claims, suits or proceedings, pertaining to or arising out of those assets and properties; (d) prepare and exe-cute on behalf of the Borrower any mortgage, financing statement or other document creating, evidencing, confirming or perfecting any security interest contemplated by this Agreement, or any modification, amendment, restatement, replacement, refiling, continuation or extension thereof; and (e) sign, execute, acknowledge, swear to, verify, deliver, file, record and publish any one or more of the foregoing; provided, however, that the above-named attorneys-in-fact may exercise the powers set forth in this Section only following the Bank's writ-ten notice pursuant to Section 8 of this Agreement and during the continuance of the subject Event of Default, whether or not any reference to this Power of Attorney is made in that notice, and without regard to whether any other action has been taken by the Bank under this Agreement or any other Loan Instrument. This Power of Attorney is hereby declared to be absolute and irrevocable, with full power of substitution and coupled with an interest. This Power of Attorney shall survive the dissolution, reorganization or bankruptcy of the Borrower and shall extend to and be binding upon the Borrower's successors, assigns, heirs and legal representatives. A facsimile signature shall be effective if so affixed. The Bank shall not be liable for any failure to collect or enforce the payment of any of those assets and properties.

                  Section 8. Rights of the Bank to the Collateral. Upon the occurrence and during the continuance of any Default or Event of Default, the Bank may take (and/or may cause one or more of the Bank's designees to take) any or all of the following actions, all with-out notice to the Borrower or any other person except as may otherwise be required by Applicable Law, with a single notice (if required or otherwise given) being sufficient to entitle the Bank from time to time thereafter to take any one or more of the actions described below: (a) prohibit the Borrower from taking any action otherwise permitted by this Agreement, the Note or any other Loan Instrument; (b) notify each of the obligors, lessees, issuers, custodians and other parties with respect to or interested in any item of the Collateral of the Bank's interest therein or of any action proposed to be taken with respect thereto, and direct one or more of those parties to make all payments, distributions and proceeds otherwise payable to the Borrower with respect thereto directly to the Bank or its order until notified by the Bank that all of the Obligations have been fully paid and satisfied; (c) receive and retain all payments, distri-butions and proceeds of any kind with respect to any and all of the Collateral; (d) take any action with respect to the offer, sale, lease or other liquidation or disposition, and delivery of the whole of, or from time to time any one or more items of, the Collateral, including, without limitation, (i) to sell, assign, lease or otherwise dispose of the whole of, or from time to time any part of, the Collateral, or offer or agree to do so, in any estab-lished market or at any broker's board, private sale or public auction or sale (with or without demand on the Borrower or any advertisement or other notice of the time, place or terms of sale) for cash, credit or any other asset or property, for immediate or future delivery, and for such consideration and upon such terms and subject to such conditions as the Bank in its sole and absolute discretion may determine to be reasonable under the circumstances, and the Bank may purchase (the consideration for which may consist in whole or in part of cancel-lation of indebtedness) or any other person may purchase the whole or any one or more items of the Collateral, and all items purchased shall be free and clear of any and all rights, powers, privileges, remedies and interests of the Borrower (whether individual, joint, several or otherwise), which the Borrower has expressly waived pur-suant to this Agreement, (ii) to postpone or adjourn any such auction, sale or other liquidation or disposition or cause the same to be postponed or adjourned from time to time to a subsequent time and place, or to abandon or cause the abandonment of the same, all without any advertisement or other notice thereof, and (iii) to carry out any agree-ment to sell any item or items of the Collateral in accordance with the terms and provisions of such agreement, notwithstanding that, after the Bank shall have entered into such an agreement, all of the Obligations may have been paid and satisfied in full; (e) exercise any voting, consent, enforcement or other right, power, privilege, remedy or interest of the Borrower pertaining to any item of Collateral to the same extent as if the Bank were the outright owner thereof, including (without limitation) any right that a record or beneficial owner of any Collateral may have, provided that the Bank shall not be entitled to exercise any of the voting rights of the Borrower pertaining to any equity interest in any affiliate of the Borrower unless and until the Bank has given specific written notice to the Borrower, apart from the notice first referred to in this Section, of the Bank's election to exercise one or more, or all, such voting rights; (f) take possession of and thereafter deal with or use from time to time all or any part of the Collateral in all respects as if the Bank were the outright owner thereof; (g) transfer or cause the transfer of the ownership of all or any part of the Collateral to the Bank's own name and have such transfer recorded in any jurisdiction(s) and publicized in any manner deemed appropriate by the Bank; and
(h) in addition to, and not by way of limitation of, any of the rights specified above, exercise or enforce any and all rights, powers, privileges, remedies and interests afforded to the Bank under this Agreement, any other Loan Instruments and any and all provisions of Applicable Law (including, without limitation, the Uniform

Commercial Code), whether as a secured party or mortgagee in possession of collateral or otherwise. The Bank shall not transfer or cause the transfer of the Collateral to the United States unless (i) directed or permitted to do so by the Borrower, (ii) to the transfer agent in connection with the partial release of Carnival Shares and splitting of certificates contemplated in Section 3(a) hereof, or (iii) an Event of Default is then continuing.

                  Section 9. Application of Proceeds, Deficiencies, Etc. The Bank shall collect the cash proceeds received from any sale or other liquidation or disposition pursuant to the preceding Sections or from any other source contemplated by this Agreement, and, after deducting all costs and expenses incurred by the Bank and any person designated by the Bank to take any of the actions enumerated in the preceding Sections hereof in connection with such collection and sale or other liquidation or disposition (including attorneys' disbursements, expenses and fees), the net cash proceeds- may be applied by the Bank in accordance with the terms and provisions of this Agreement, the Note or any other Loan Instrument. In the event any funds remain after sat-isfaction in full of all of the Obligations, then the remainder shall be returned to the Borrower, subject, however, to any other rights or interests the Bank may have therein under any other instrument, agreement or document or Applicable Law. If the amount of all proceeds received with respect to and in liquidation of the Collateral that shall be applied to payment and satisfaction of the Obligations shall be insufficient to pay and satisfy all of the Obligations in full, the Borrower acknowledges and agrees that the Borrower shall remain and be liable for any deficiency in the Obligations.

                  Section 10. Certain Acknowledgments and Waivers of the Borrower. The Borrower acknowledges and agrees that the rights, powers, privileges, remedies and interests granted to or conferred upon the Bank in respect of the Collateral by this Agreement, the other Loan Instruments or Applicable Law are purely discretion-ary and shall not, and shall not be deemed or construed to, impose upon the Bank any duty or other obligation (a) to sell, foreclose or otherwise realize upon any Collateral, (b) to protect or preserve any of the Collateral, (c) to perform or satisfy any obliga-tion under or respecting any of the Collateral or the Borrower, (d) to mitigate or otherwise reduce any damage or other loss, or (e) to otherwise exercise or enforce any such right, power, privilege, remedy or interest. Any sale, foreclosure or other real-ization upon the Collateral, or any other exercise or enforcement of any such right, power, privilege, remedy or interest, if undertaken by the Bank in its sole and absolute discretion, may be delayed, discontinued or otherwise not pursued or exhausted for any reason whatso-ever (whether intentionally or otherwise). Without limiting the generality of the fore-going, to the extent waiver is not limited under Applicable Law, the Borrower hereby irrevocably and expressly waives each and every claim or defense, and agrees that the Borrower shall not assert or pursue (by action, suit, counterclaim or otherwise) any claim or defense, respecting (i) any settlement or compromise with any obligor or other third party under any account receivable, note, instrument, agreement, document or general intangible included in the Collateral, irrespective of any reduction in the potential proceeds therefrom, (ii) the selection or order of liquidation or disposition of the Collateral (which may be at random or in any order(s) the Bank may select in its sole and absolute dis-cretion), and which the Borrower acknowledges and agrees may occur before any action is taken with respect to either Borrower or any other surety or any collateral pledged by any of them, (iii) the private sale of any Collateral, whether or not any public market exists, or the sale or other liquidation or disposition of any Collateral pursuant to the relevant -Organizational Document, (iv) the choice or timing of any date for any sale, redemption or other liquidation or disposition (which the Bank may select in its sole and absolute discretion), irrespective of whether greater proceeds, distributions or other amounts would be realizable on a different date, (v) the adequacy of any proceeds, distributions or other amounts received respecting any Collateral, (vi) any insufficiency of any such proceeds, distributions or other amounts to fully satisfy the Obligations and Surety's Obligations, (vii) any sale of Collateral to the first person to receive an offer or make a bid, (viii) the selection of any purchaser of any Collateral, or
(ix) any default by any purchaser of any Collateral. The Borrower hereby irrevocably and expressly waives the applicability of any and all Applicable Laws that are or may be in conflict with the terms and provi-sions of this Agreement, the Note or any other Loan Instrument now or at any time in the future to the extent waiver is not limited under Applicable Law, including (without limitation) those pertaining to notice (other than notices required by this Agreement, the Note or any other Loan Instrument), appraisal, valuation, stay, injunction, extension, moratorium, mar-shalling of assets, exemption and equity of redemption; provided, however, that the preceding provision is not intended to confer upon the Bank any right, power, privi-lege, remedy or interest not permissible under Applicable Law notwithstanding the foregoing waivers. Neither the Bank nor any of its representatives shall incur any liability in connection with any sale of or other action taken respecting any Collateral in accordance with the provisions of this Agreement, any -other Loan Instrument or Applicable Law.

                  Section 11. Rights of the Borrower to the Collateral. Subject to the terms and provisions of this Agreement and until such time as the Bank shall give notice to the Borrower to the contrary during the continuance of any Event of Default, without regard to whether any other action has been taken by the Bank under this Agreement or any other Loan Instrument, the Borrower shall have the right to do the things expressly permitted by any subsection of this Section (but shall not have such right after such notice has been given to the extent specified in such notice):

                  (a) The Borrower shall be entitled to exercise in good faith any and all voting, waiver or consensual rights and powers relating or pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; pro-vided, however, that the Borrower shall not be permitted to exercise or refrain from exercising any such right or power if such exercise or nonexercise would be reasonably likely to (A) have a material and adverse effect on the value of the Col-lateral or any part thereof or (B) result in any Default or Event of Default.

                  (b) The Borrower shall be entitled to receive and retain any and all (i) dividend and other distributions of profit and interest payable in cash on the securities constituting part of the Collateral, and (ii) dividends with respect to the Carnival Shares payable in common stock or options, warrants or rights to receive common stock other than those made in split of the Carnival Shares or in liquidation or spinoff (in whole or material part) of Carnival or any material subsidiary or division thereof. However, any and all splits of the Carnival Shares or stock distributed in liquidation or spinoff (in whole or material part) of Carnival or any material subsidiary or division thereof or other stock or liquidating divi-dends, returns of capital or other distributions of cash or other assets or properties made on, in respect of, upon, in redemption of, in exchange for or in payment of prin-cipal of any such Collateral (whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any issuer thereof, any merger, consolidation, acquisition or other exchange of assets or securities to which any such issuer may be a party, any conversion, call or redemption, or otherwise) shall be and become part of the Collateral pledged under this Agreement (whether or not any Default or Event of Default is then continuing), and, if received by the Borrower, shall be delivered immediately to the Bank or its designee (accompanied by the documentation required under this Agreement) to be held as Collateral pursuant to this Agreement.

                  Section 12. Further Assurances; Termination. The Borrower agrees to do such further acts and things and to execute and deliver such statements, assign-ments, agreements, instruments and other documents as the Bank from time to time reasonably may request in connection with the administration, maintenance, enforce-ment or adjudication of this Agreement, the Note or any other Loan Instrument in order (a) to evidence, confirm, perfect or protect any Lien granted or required to have been granted under this Agreement, the Note or any other Loan Instrument, (b) to give the Bank or its designee confirmation and assurance of the Bank's rights, powers, priv-ileges, remedies and interests under this Agreement, the other Loan Instruments or Applicable Law, (c) to better enable the Bank to exercise any such right, power, privi-lege or remedy, or (d) to otherwise effectuate the purpose and the terms and provi-sions of this Agreement, the Note or any other Loan Instrument, each in such form and sub-stance as may be acceptable to the Bank. Upon full payment and satisfaction of the Obligations: the Bank shall reassign, release and/or deliver to the Borrower all Collat-eral then held by or at the direction of the Bank; and, if requested by the Borrower, the Bank shall execute and deliver to the Borrower for filing in each office in which any financing statement, mortgage, or lease, or assignment thereof, relating to the Collateral, or any part thereof, shall have been filed, a termination statement under the Uniform Commercial Code or an appropriate satisfaction, release, reconveyance or reassignment releasing the Bank's interest therein, and any other instrument or document that the Borrower shall deem reasonably necessary to evidence the termination of the Bank's security interest, each in such form and substance as may be acceptable to the Bank. Any and all actions under this Section shall be without any recourse to or representation or warranty by the Bank and shall be at the sole cost and expense of the Borrower.

                  Section 13. Enforcement. The Bank may (without limitation), at any time and from time (in the Bank's sole and absolute discretion), exercise or enforce any right, power, privilege, remedy or interest of the Bank under this Agreement, the Note, any other Loan Instrument or Applicable Law: (a) at law, in equity, in rem or in any other forum available under Applicable Law; (b) without notice except as otherwise expressly provided in this Agreement; (c) without any demand for payment except as otherwise expressly provided in this Agreement; (d) without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that the Bank may have against or in respect of the Borrower, any Surety or any other person or thing; and (e) without regard to any act or omission of the Bank or any other person. The Bank may institute one or more proceedings (which may be separate proceedings) with respect to this Agreement and each of the other Loan Instruments in such order and at such times as the Bank may elect in its sole and absolute discretion. This Agreement, the Note or any other Loan Instrument may be enforced: without possession of the Note or its production in any action, suit or proceeding; and without the presence or participation of any co-obligor (joint or several) or Surety, whether through lack of jurisdiction, venue or service or otherwise; and the Borrower shall not raise, and hereby irrevocably and expressly waives, any objection or defense respecting the need for any such possession, production, presence or participation.

                  Section 14. Reinstatement. In the event any payment of or any application of any amount, asset or property to any of the Obligations, or any part thereof, at any time is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy or reorganization of the Borrower, any Surety or any other person, whether by order of any court, by any settlement approved by any court, or otherwise, then the terms and provisions of this Agreement shall con-tinue to apply, or shall be reinstated if not then in effect, as the case may be, with respect to the Obligations so rescinded, restored or returned, all as though such payment or application had never been made.

                  Section 15. Waivers of Notice, Etc. Except for notices expressly required to be given to the Borrower under this Agreement or the Note, the maximum extent permitted under any Applicable Law the Borrower hereby expressly waives: (a) notice of acceptance of this Agreement, the Note or any other Loan Instrument; (b) notice of any action taken or omitted in reliance hereon; (c) presentment; (d) demand for payment; (e) protest or notice of protest; (f) notice of any nonpayment or other event that constitutes, or with the giving of notice or the passage of time (or both) would constitute, any nonpayment, nonperformance, misrepresentation or other breach or default under this Agreement, the Note or any other

Loan Instrument; (g) notice of any material and adverse effect, whether individually or in the aggregate, upon (i) the assets, business, operations, properties or condition (financial or otherwise) of the Borrower, any Surety or any other person, (ii) the ability of any of them to pay or otherwise satisfy (as and when due) any of their respective obligations under any of the Loan Instruments, or (iii) any collateral securing the obligations of any of them under the Loan Instruments or its value or the validity, enforceabil-ity, perfection or priority of any security interest of the Bank therein; or (h) any other proof, notice or demand of any kind whatsoever with respect to any or all of the Obligations or Surety's Obligations or promptness in making any claim or demand under this Agreement, the Note or any other Loan Instrument. No act or omission of any kind in connection with any of the foregoing shall in any way impair or otherwise affect the legality, validity, binding effect or enforceability of any term or provision of this Agreement, the Note or any other Loan Instrument or any of the Obligations or Surety's Obligations.

                  Section 16. Consent to Jurisdiction, Waiver of Personal Service, Etc. The Borrower hereby consents and agrees that the Supreme Court of the State of New York for the County of New York and the United States District Court for the South-ern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the Bank and the Borrower under any Loan Instrument; provided that the fore-going consent shall not deprive the Bank of the right in its sole and absolute discretion to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue over the Borrower. In any dispute with the Bank, the Borrower will not raise, and the Borrower hereby expressly waives, any objection or defense to any such juris-diction as an inconvenient forum. Without in any way limiting the preceding consents to jurisdiction and venue, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1402 of the General Obligations Law of the State of New York. The Borrower hereby expressly waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under this Agreement, the Note or any other Loan Instrument. In addition (and without limitation of any such delivery), the Borrower has executed and delivered to the Bank a Designation of Agent for Service appointing CT Corporation System, 1633 Broadway, New York, New York 10019 as the Borrower's agent for service in the State of New York, which the Borrower hereby irrevocably autho-rizes the Bank to date with such date (if undated) and file with the appropriate Authority at such time as the Bank in its sole and absolute discretion may elect. The Borrower acknowledges and agrees that a final judgment in any such action, suit or proceeding shall be conclusive and binding upon the Borrower and may be enforced against the Borrower or any of his assets or properties in any other appropriate jurisdiction selected by the Bank (in its sole and absolute discretion) by an action, suit or proceeding in such other jurisdiction. To the extent that the Borrower may be entitled to immunity (whether by reason of sovereignty or otherwise) from suit in any jurisdiction, from the jurisdiction of any court or from any other legal process, the Borrower hereby irrevocably and expressly waives such immunity.

                  Section 17. Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction brought by the Bank against the Borrower, or vice versa, the Borrower and the Bank each hereby irrevocably and expressly waives trial by jury.

                  Section 18. Waiver of Set Off, Etc. The Borrower hereby irrevocably and expressly waives, and agrees that the Borrower will not exercise, any and all rights of extension, stay, moratorium, setoff, counterclaim, recoupment, abatement or reduction or other claim or determination respecting any payment due under this Agreement, the Note or any other Loan Instrument that may now or hereafter be accorded to the Borrower under Applicable Law or otherwise. To the extent not required as a compulsory counterclaim, the Borrower (a) shall pursue separate exercise and enforcement of any right, power, privilege, remedy or interest retained (and not waived) by the Borrower under this Agreement, the other Loan Instruments or Applicable Law, and
(b) shall not seek to exercise or enforce any such right, power, privilege, remedy or interest in any proceeding instituted by the Bank under or in respect of this Agreement, the Note or any other Loan Instrument, whether through joinder, conso-lidation, setoff, recoupment, abatement, reduction, counterclaim, defense or other-wise. In any dispute with the Bank, the Borrower covenants and agrees that the Borrower will not seek, recover or retain any, and the Borrower hereby irrevocably and expressly waives any and all, spe-cial, exemplary, punitive and/or consequential damages (whether through action, suit, counterclaim or otherwise) to the extent waiver is not limited under Applicable Law.

                  Section 19. Relationship of the Borrower and the Bank, Etc. The Borrower represents, warrants, acknowledges and agrees that: (a) the Bank is acting solely in the capacity of lender respecting this Agreement, the other Loan Instruments, and the Collateral; (b) the sole relationship of the Borrower with the Bank is that of debtor and creditor, respectively, and no term or provision of this Agreement, the Note or any other Loan Instrument is intended to create, nor shall any such term or provision be deemed or construed to have created, any joint venture, partnership, trust, agency or other fiduciary or advisory relationship with the Borrower; and (c) the Borrower has independently and fully reviewed and evaluated the Loan Instruments, the transactions contemplated thereunder and the potential effects of such transactions on the assets, business, operations, properties and condition (financial or otherwise) of each of the Borrower and the subsidiaries and affiliates of the Borrower (if any), which review and evaluation was made (i) together with counsel and (to the extent deemed prudent by the Borrower) financial and other advisors to the Borrower, and (ii) without any reliance upon any oral or written advice, analysis or assurance of any kind whatsoever from the Bank.

                  Section 20. Exculpation and Indemnification. The Bank and its participants, affiliates, custodians and designees, and their respective directors, officers, employees, attorneys and agents (together with the Bank, each an "indemnitee"), shall not incur any liability for any acts or omissions (and the Borrower hereby irrevocably and expressly waives any and all related claims and actions against each indemnitee), and each indemnitee shall be indemnified, reimbursed and held harmless by the Borrower on demand, and (at the request of the Bank) defended at the expense of the Borrower with counsel selected by the Bank, from and against any and all claims, liabilities, losses and expenses (including, without limitation, the disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any indemnitee, in each case arising out of or related directly or indirectly to this Agreement, the Note, any other Loan Instrument, any of the Collateral, any of the Loans or the application of any proceeds thereof, or any environmental claim, except to the extent occasioned by the indemnitee's own acts or omissions breaching a duty owed to the Borrower and amounting to gross negligence or willful misconduct as finally determined pursuant to Applicable Law by a governmental Authority having jurisdiction. The preceding general exculpation and indemnification is not intended (and shall not be deemed or construed) to in any way qualify, condition, diminish, restrict, limit or otherwise affect any (and is in addition to each) other release, waiver, consent, acknowledgment, agreement or other term or provision of this Agreement, the Note or any other Loan Instrument.

                  Section 21. Notices. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement, the Note or any other Loan Instrument shall be in writing, shall be sent by one of the following means to the addressee at the address set forth in Exhibit A to the Note (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first Business Day following the day timely deposited with Federal Express (or other equivalent national or international overnight courier) or United States Express

Mail, with the cost of delivery prepaid or for the account of the sender; (b) on the fifth Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually received by the addressee on a Business Day (or on the next Business Day if received after the close of normal business hours or on any non-Business- Day), including (without limitation) any telecopy. Refusal to accept delivery of any item shall be deemed to be receipt of such item by the refusing party. Notices also may be given by telephone to the extent and for the purposes provided in this Agreement, the Note or any other Loan Instrument. The Borrower acknowledges and agrees that the Bank may record any and all telephone calls with the Borrower and its representatives without any further or specific notice of such recording.

                  Section 22. Expenses, Etc. The Borrower shall pay or reimburse on demand any and all costs and expenses incurred by the Bank, whether directly or indirectly, in connection with the preparation, execution and delivery of this Agreement, the Note or any other Loan Instrument, all waivers, releases, satisfactions, modifications, amendments and consents, all payments made and actions taken in the name of or on behalf of the Borrower or any Surety, and the administration, maintenance, enforcement and adjudication of this Agreement, the Note, any other Loan Instrument and the Bank's rights, powers, privileges and other interests under this Agreement, the other Loan Instruments or Applicable Law, including (without limitation) the disbursements, expenses and fees of all counsel to the Bank (including allocated costs of in-house counsel), provided that "out of pocket" expenses shall be deemed to include the allocated costs of experts within the Bank who normally charge the lending unit for their services (including, without limitation, attorneys, appraisers, collateral advisors and environmental analysts).

                  Section 23. Survival of Representations, Etc. Each of the representations, warranties, covenants, waivers and other obligations and agreements of the Borrower (whether individual, joint, several or otherwise) con-tained in this Agreement and the other Loan Instruments: (a) shall be absolute, irrevocable and unconditional; (b) shall survive the execution and delivery of this Agreement and the other Loan Instruments, and any and all advances, repayments and readvances hereunder and there-under; (c) shall remain and continue in full force and effect without regard (i) to any waiver, modification, extension, renewal, consolidation, spreading, amendment or restatement of any other term or provision of any Loan Instrument, (ii) to any full or partial exercise or nonexercise of any of the Bank's rights, powers, privileges, remedies and interests under any Loan Instrument or Applicable Law, against any person or with respect to any collateral, which exercise or enforcement may be delayed, discontin-ued or otherwise not pursued or exhausted for any or no reason whatsoever, or which may be waived, omitted or otherwise not exercised or enforced (whether intentionally or otherwise), (iii) to any surrender, repossession, sequestration, foreclosure, convey-ance or assignment (by deed in lieu or otherwise), sale, lease or other realization, deal-ing or liquidation or disposition respecting any collateral, (iv) to any release, subordination or impairment of all or any part of any obligations or collateral or any security interest therein (whether intentionally or otherwise), (v) to any extension, stay, moratorium or statute of limitations or similar time constraint under any Applicable Law, (vi) to any investigation, analysis or evaluation by the Bank or its designees of the assets, busi-ness, operations, properties or condition (financial or otherwise) of the Borrower, any Surety or any other person, (vii) to any act or omission on the part of the Bank, any Surety or any other person, or (viii) to any other event that otherwise might constitute a legal or equitable counterclaim, defense or discharge of a borrower, co-obligor, indemnitor, guarantor, pledgor or surety; (d) shall not be subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination that may have against the Bank, any Surety or any other person; (e) shall not be diminished or qualified by the death, disability, dissolution, reorganization, insolvency, bank-ruptcy, custodianship or receivership of the Borrower, any Surety or any other person, or the inability of any of them to pay their respective debts or perform or otherwise satisfy their respective obligations as they become due for any reason whatsoever; and

(f) shall remain and continue in full force and effect (i) until all of the Obligations have been fully paid and satisfied and (ii) thereafter with respect to events occurring prior to such payment and satisfaction.

                  Section 24. Severability. In the event that any term or provision of this Agreement, the Note or any other Loan Instrument shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to Applicable Law by a governmental Authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that Authority of the remaining terms and provisions of this Agreement, the Note or any other Loan Instrument, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other Authority of any of the terms and provisions of this Agreement, the Note or any other Loan Instrument.

                  Section 25. No Waiver by Action, Cumulative Rights, Etc. Any waiver or consent respecting this Agreement, the Note or any other Loan Instrument shall be effective only if in writing and signed by the Bank and then only in the specific instance and for the specific purpose for which given. No waiver or consent shall be deemed (regardless of frequency given) to be a further or continuing waiver or consent. The failure or delay of the Bank to require performance of, or to exercise the Bank's rights with respect to, any term or provision of this Agreement, the Note or any other Loan Instrument shall in no way affect the Bank's right at a later time to enforce any such term or provision. No notice to or demand on the Borrower or any Surety in any case shall entitle such party to any other or further notice or demand. All rights, powers, privileges, remedies and other interests of the Bank under this Agreement, the other Loan Instruments or Applicable Law are cumulative and not alternatives.

                  Section 26. Successors and Assigns, Assignment and Intended Beneficiaries. Whenever in this Agreement, the Note or any other Loan Instru-ment reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of the Borrower (whether individual, joint, several or otherwise) in this Agreement, the Note or any other Loan Instrument shall inure to the benefit of the participants and other successors and assigns of the Bank; provided, however, that nothing herein shall be deemed to authorize or permit the Borrower to assign any of the Borrower's rights or obligations under this Agreement, the Note or any other Loan Instrument to any other person (whether or not an affiliate of the Borrower), and the Borrower covenants and agrees that the Borrower shall not make any such assignment. The Bank from time to time may assign to one or more banks or other persons all or any portion(s) of the Bank's rights and interests and/or obligations under this Agreement, the Note or any other Loan Instrument, including (without limitation) the assignment to any Federal Reserve Bank (as collateral or otherwise) of all or any portion(s) of the Bank's rights to payments of principal and/or interest and its other rights and interests under this Agreement, the Note and any other Loan Instrument, may grant one or more participation interests therein to any bank or other person, and may take any and all reasonable actions necessary or appropriate in connection with any such assignment or participation, all without notice to or consent of either Borrower or any other person; provided, however, that the Bank shall not make any such assignment (other than to any Federal Reserve Bank or an affiliate of the Bank) or grant any such participation without the prior written consent of the Borrower, which the Borrower agrees that he will not unreasonably withhold. The Bank from time to time may furnish and disclose financial statements, documents and other information pertaining to the Borrower to any potential assignee or participant permitted hereunder. The representations, warranties and other terms and provisions of this Agreement and the other Loan Instru-ments are for the exclusive benefit of the parties hereto, and, except as otherwise expressly provided herein, no other person, including creditors of any party hereto, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

                  Section 27. Governing Law, Amendments, Etc. This Agreement has been made and delivered in the City, County and State of New York. This Agreement and the other Loan Instruments shall be governed by and construed in accordance with the Applicable Laws pertaining in the State of New York (other than those that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties intend (among other things) to thereby avail themselves of the benefit of Sec-tion 5-1401 of the General Obligations Law of the State of New York. This Agreement, the Note or any other Loan Instrument may have been executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may have been executed by one or more of the parties thereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties thereto. The section and other headings contained in this Agreement and the other Loan Instruments are for reference purposes only and shall not affect the meaning or interpretation of this Agreement, the Note or any other Loan Instrument. The Borrower hereby authorizes the Bank to fill in any and all blanks and to correct any and all typographical or clerical errors in this Agreement, the Note or any other Loan Instrument at any time as determined by the Bank, all without any notice to or any further consent from the Borrower. Except as otherwise provided in the preceding sentence or as otherwise expressly provided in this Agreement with respect hereto or any other Loan Instrument with respect thereto, each and every modification and amendment of this Agreement, the Note or any other Loan Instrument shall be in writing and signed by all of the parties hereto or thereto, as applicable, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement, the Note or any other Loan Instrument shall be in writing and signed by each affected party hereto or thereto, as applicable. This Agreement and the other Loan Instruments contain the entire agreement of the parties and supersede all other representations, warranties, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein and therein.

                  In Witness Whereof, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                      Ted Arison, by Andrew H. Weinstein as his
                                      Attorney-in-Fact pursuant to the General
                                      Power of Attorney executed as of June 15,
                                      1999

                                      The Chase Manhattan Bank


                                      By: /s/ Charles W. Ranson, Jr.
                                         ---------------------------------------
                                         Charles W. Ranson, Jr.
                                         Managing Director

STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )

                  On the 15th day of June in the year 1999, before me, the undersigned, a Notary Public in and for the above referenced State, personally appeared Andrew H. Weinstein, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as Attorney-in-Fact), and that by his signature on the instrument, the person upon behalf of whom the individual acted (i.e., Ted Arison), executed the instrument in the above referenced State.

STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )

                  On the 15th day of June in the year 1999, before me, the undersigned, a Notary Public in and for the above referenced State, personally appeared Charles W. Ranson, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as Managing Director), and that by his signature on the instrument, the person upon behalf of which the individual acted (i.e., The Chase Manhattan Bank), executed the instrument in the above referenced State.